EXHIBIT 99.1

Reseller Agreement

This Reseller Agreement (this “Agreement”), effective as of _March 22_, 2021 (the “Effective Date”), is by and between GEO-COMM, INC., a Minnesota corporation with offices located at 601 W. St. Germain Street, St. Cloud, Minnesota 56301 (“GeoComm”) and Maptelligent, Inc., a Nevada State Incorporation with offices located at 2831 St. Rose Parkway, Suite #297, Henderson, NV 89052 (“Reseller”). GeoComm and Reseller may be referred to herein collectively as the “Parties” or individually as a “Party.”

 RECITALS

WHEREAS, GeoComm designs, develops and licenses various software solutions and services for the public safety industry;

WHEREAS, Reseller is engaged in the sale of software and services to the public safety industry;

WHEREAS, Reseller desires to include certain GeoComm Products in its suite of software and other products sold to End Users, and GeoComm desires to provide Reseller a license to include and resell the GeoComm Products in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.

(a) “Documentation” means GeoComm's user manuals, handbooks, and web help guides relating to the GeoComm Products provided by GeoComm to Reseller/End Users.

(b) “End User” means a customer that licenses one or more Reseller Products from Reseller in accordance with the EULA for its own use and not for transfer or resale of any kind.

(c) “End User Information” means any information collected, received, processed, or maintained by or on behalf of Reseller from or relating to any End User in connection with the Reseller Products.

(d) “ESRI Materials” means all software and content provided or licensed to GeoComm by Environmental Systems Research Institute, Inc. and embedded within the GeoComm Products.

(e) “EULA” means GeoComm's then current end-user license agreement setting forth the terms and conditions of an End User's permitted use of the GeoComm Products as a stand-alone offering or incorporated in or integrated with the Reseller Products.

(f) “GeoComm License” means a license to use the GeoComm Products.

1

(g) “GeoComm Products” means the software products described in Exhibit A including any Updates provided to Reseller and End Users pursuant to this Agreement.

(h) “GeoComm Properties” means the GeoComm Products, Specifications, Documentation, GeoComm Intellectual Property Rights, GeoComm's Confidential Information, APIs (application programming interfaces), and other technologies, information (including any End User Information), and materials provided by GeoComm to Reseller to enable Reseller to market, distribute, or license, or provide maintenance, support, or other services for, the Reseller Products. For the avoidance of doubt, the GeoComm Properties include the ESRI Materials.

(i) “Intellectual Property Right” means any and all registered and unregistered rights granted, applied for or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

(j) “Reseller Products” means any and all products made by Reseller that incorporate or include all or a portion of the GeoComm Products. Reseller Products are identified in Exhibit A and may be modified from time to time by the Parties' written agreement.

(k) “Software OpenSource Components” means any open source software provided with or incorporated into the Software, including any available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any other license that is approved by the Open Source Initiative.

(l) “Specifications” means the technical specifications for the Software set forth in Exhibit A or otherwise designated as such in an approved Purchase Order.

(m) “Third-Party Materials” means, other than the Reseller Products, all materials and information in any form or medium, including any ESRI Materials, Open Source Components or other software, documents, data, content, specifications, products, equipment, or components of or relating to the GeoComm Products, that are not proprietary to GeoComm.

(n) “Updates” means any updates, bug fixes, patches, maintenance releases, or other error corrections to the GeoComm Products that GeoComm generally makes available free of charge to all resellers of the GeoComm Products.

2. Appointment and Orders.

(a) Appointment. Subject to the terms and conditions of this Agreement, and only during the Term of this Agreement (unless this Agreement is terminated earlier as provided for herein), GeoComm appoints Reseller as a non-exclusive reseller of the GeoComm Products, and as such grants Reseller the non-exclusive license to the GeoComm Products in Section 3(a) below. This Agreement shall not be construed as limiting GeoComm’s right to license and sell GeoComm Products to other parties.

2

(b) Purchase Orders. GeoComm will provide the GeoComm Products and furnish any applicable support services identified in Exhibit C pursuant to delivery of purchase orders by Reseller to GeoComm (“Purchase Order”). All Purchase Orders are subject to the terms and conditions of this Agreement and any contrary or inconsistent terms in the Purchase Order are rejected.

(c) Orders. Each Purchase Order shall include the information set forth in Exhibit B and shall be submitted to GeoComm via email to Reseller’s assigned GeoComm contact. Additionally, Reseller may request modifications to the standard Purchase Order attached as Exhibit B for unique opportunities such as RFPs (“Purchase Order Modification”). GeoComm will review each Purchase Order Modification and notify Reseller within seven (7) business days with GeoComm’s acceptance of the Purchase Order Modification or identifying any errors, omissions, inaccuracies or incompatibility with pricing or other terms. In the event GeoComm fails to notify Reseller of GeoComm’s acceptance, the Purchase Order Modification will be deemed rejected.

(d) Access to GeoComm Products. GeoComm shall provide subscription web-based access to GeoComm Products to End Users, within five (5) business days after acceptance of the Purchase Order by GeoComm, subject to the terms and conditions of this Agreement and the applicable Purchase Order.

3. Grant of Rights.

(a) License Grants. Subject to and conditioned on Reseller's payment of Fees and compliance with all other/the terms and conditions of this Agreement, GeoComm hereby grants Reseller a limited, non-exclusive, non-sublicensable, non-transferable license in the United States during the Term solely to include GeoComm Products in the Reseller Products and resell the GeoComm Licenses as part of the Reseller Products to End Users. Reseller acknowledges the license granted herein is nonexclusive and GeoComm reserves the right to authorize third parties to include GeoComm Products in additional products or services or sell the GeoComm Products on its own.

(b) Restrictions.

(i) General. Reseller shall not use the GeoComm Products or GeoComm Properties for any purposes beyond the scope of the license granted in this Agreement or any applicable Purchase Order. Except as otherwise expressly set forth in this Agreement, Reseller shall not at any time, directly or indirectly: (A) market, distribute, license, or otherwise make available any GeoComm Products, including as a single product, on a stand-alone basis, or in any form (other than incorporated in or otherwise as an integral part of an Reseller Product; (B) copy, modify, or create derivative works of the GeoComm Properties, in whole or in part; (C) rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer, or otherwise make available the GeoComm Properties; (D) reverse engineer, disassemble, decompile, decode, adapt, or otherwise attempt to derive or gain access to the source code of the Software, in whole or in part; (E) remove any proprietary notices from the GeoComm Properties; (F) use the GeoComm Properties in any manner or for any purpose that infringes, misappropriates, or otherwise violates any intellectual property right or other right of any person, or that violates any applicable law; or (G) use or incorporate any open source software in or in connection with any Reseller Products, including in their development, making, or operation.

(ii) Resale. Reseller acknowledges it is only authorized to resell the GeoComm Licenses as part of the Reseller Products and as an upgrade to End Users, and not in any other software, product, service, or other offering, or as a standalone product, without the prior written consent of GeoComm, which may be withheld in GeoComm’s sole discretion.

(iii) Pricing. Reseller may determine the price charged to End Users for access to and use of the Reseller Products; provided, however, Reseller shall not set an individual price for the GeoComm License provided to an End User and shall not disclose to End Users or the general public the amount Reseller paid for each GeoComm License.

3

(c) No Implied Rights. GeoComm reserves all rights not expressly granted to Reseller in this Agreement. Except for the limited rights and licenses expressly granted under this Agreement, nothing in this Agreement grants, by implication, waiver, estoppel, or otherwise, to Reseller or any third party any Intellectual Property Rights or other right, title, or interest in or to any of the GeoComm Products or other GeoComm Properties. All uses in this Agreement of the terms “sell,” “sale,” “resell,” “resale,” “purchase,” “price,” and the like mean the grant of a license and shall not be deemed a sale of any copy of or rights in the GeoComm Products or other GeoComm Properties: (i) in the case of Reseller, under this Agreement; and (ii) in the case of End Users, under the EULA. Nothing in this Agreement grants or conveys, or permits Reseller to grant or convey, any ownership right in any of the GeoComm Products, GeoComm Properties, ESRI Materials or Third-Party Materials, or any article or copy thereof or Intellectual Property Rights therein.

4. End Users.

(a) End User Login. Reseller acknowledges the GeoComm License will permit an End User to login to the GeoComm Products directly. End Users must agree to the EULA upon initial sign on to the GeoComm Products using the GeoComm License. Any End Users that fail to agree to the EULA will not be granted access to the GeoComm Products. Reseller acknowledges GeoComm may immediately terminate access to the GeoComm Products without prior notice for any End User that fails to comply with the EULA.

(b) End User Customers. Reseller acknowledges and understands that GeoComm has the right to maintain lists of End Users and contact an End User and that GeoComm may collect from each End User that uses a GeoComm License to login to the GeoComm Products such information as is necessary to support the End User.

5. Reseller Obligations.

(a) Production, Marketing, and Distribution. At all times during the Term, Reseller shall, in accordance with this Agreement and at its own cost: (i) produce the Reseller Products in accordance with Section 3 and as otherwise set out in Exhibit A; (ii) ensure that End Users receive, are aware of, and accept the terms and conditions of the EULA before using the Reseller Products and promptly report to GeoComm in writing any actual or suspected EULA non-compliance; (iii) advertise, promote, market, and distribute the Reseller Products to End Users using Reseller's best efforts to maximize the distribution of, licensing revenues from, and End-User satisfaction with, the Reseller Products; and (iv) promptly give GeoComm written notice of any notice, complaint, or claim of which Reseller becomes aware concerning any data security breach, personal injury, property damage, or other injury alleged to have been caused, in whole or in part, by any Reseller Product, or any use of an Reseller Product under or in connection with this Agreement. On a quarterly basis, Reseller will provide GeoComm with pipeline data for the remainder of the year and annually for the upcoming 3 years. At a minimum of annually, Reseller and GeoComm team members will meet to discuss partnership to include things such as new product offerings and opportunities, areas of improvement, etc.

(b) End User Information. Reseller shall at all times during and after the Term provide to GeoComm, in such written, electronic, or other form as GeoComm may reasonably request for purposes of administering or enforcing the licenses to the Reseller Products, and providing Reseller Product maintenance and support or other services to End Users, all End User Information collected or received by Reseller and, for any End User Information that includes personal information: (i) notify and, where required by applicable law, obtain the written consent of, all End Users that their information may be transferred or disclosed to GeoComm for the foregoing purposes; (ii) maintain appropriate administrative, physical, and technical safeguards for the protection of the privacy, security, confidentiality, and integrity of such End User Information; and (iii) comply, and ensure that its employees, agents, and contractors comply, with all applicable laws regarding data privacy and security, required data breach notifications, and personal information.

6. Support and Services.

(a) GeoComm Services. GeoComm shall be the sole provider of services in connection the GeoComm Products described on Exhibit C (collectively, the “GeoComm Services”). The Fees for the Geocomm Services shall be set forth on Exhibit A. Upon each End User’s anniversary date for use of the Reseller Products or the Software, GeoComm will invoice Reseller for the upcoming year’s GeoComm Services. It is the responsibility of the Reseller to invoice and collect the applicable Fees for the GeoComm Services from the End User as more detailed on Exhibit C. GeoComm has the right to suspend or terminate any GeoComm Services for any End User resulting from non-payment by Reseller. Geocomm shall only reinstate suspended or terminated GeoComm Services for an End User if all past due Fees are fully paid, including the period that the GeoComm Services were suspended or terminated.

4

(b) GeoComm Reseller Partner Program Support. GeoComm shall provide Reseller with the training, marketing and support services generally made available to resellers under the GeoComm Reseller Partner Program. GeoComm shall provide details of the GeoComm Reseller Partner Program to Reseller within thirty (30) days after execution of this Agreement. Additionally, Geocomm shall provide the services set forth in Exhibit D.

(c) End User Support. GeoComm shall be solely responsible for providing technical support and maintenance services to End Users for the GeoComm Products, including GeoComm Products incorporated in or used with the Reseller Products.

7. Fees and Payment.

(a) Fees and Invoicing. For the GeoComm Services and each GeoComm License made available with the Reseller Product, Reseller shall pay GeoComm the services fee(s) and corresponding license fee(s) for the GeoComm Products in the amounts set forth in Exhibit A or the applicable Purchase Order (“Fees”). GeoComm will honor any RFP specific quotes to Reseller for three (3) months from date of issuance. Reseller shall make all payments hereunder in US dollars within forty- five (45) days after the invoice date. Reseller acknowledges End Users may be required to pay additional fees to GeoComm for their receipt of certain additional services which GeoComm makes available to End Users. Such fees for additional services shall be the sole property of GeoComm and Reseller shall not collect, and shall not be entitled to receive, any fees for additional services provided by GeoComm.

(b) Late Payments. If Reseller fails to make any payment when due, in addition to all other remedies that may be available: (i) GeoComm may charge interest on the past due amount at the rate of 1.5% per month calculated daily and compounded monthly or, if lower, the highest rate permitted under applicable law; (ii) Reseller shall reimburse GeoComm for all reasonable costs incurred by GeoComm in collecting any late payments or interest, including attorneys' fees, court costs, and collection agency fees, and (iii) GeoComm shall have the right to terminate this Agreement and any unfulfilled Purchase Orders.

(c) Taxes. All Fees and other amounts payable by Reseller under this Agreement are exclusive of taxes and similar assessments. Reseller is responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental or regulatory authority on any amounts payable by Reseller hereunder, other than any taxes imposed on GeoComm's income.

8. Confidential Information. From time to time during the Term, either Party may disclose or make available to the other Party information about its business affairs, products, confidential intellectual property, trade secrets, third-party confidential information, and other sensitive or proprietary information, whether orally or in written, electronic, or other form or media/in written or electronic form or media, whether or not marked, designated, or otherwise identified as “confidential” (collectively, “Confidential Information”). Confidential Information does not include information that, at the time of disclosure is: (a) in the public domain; (b) known to the receiving Party; (c) rightfully obtained by the receiving Party on a non-confidential basis from a third party; or (d) independently developed by the receiving Party. The receiving Party shall not disclose the disclosing Party's Confidential Information to any person or entity, except to the receiving Party's employees who have a need to know the Confidential Information for the receiving Party to exercise its rights or perform its obligations hereunder. Notwithstanding the foregoing, each Party may disclose Confidential Information to the limited extent required (i) in order to comply with the order of a court or other governmental body, or as otherwise necessary to comply with applicable law, provided that the Party making the disclosure pursuant to the order shall first have given written notice to the other Party and made a reasonable effort to obtain a protective order; or (ii) to establish a Party's rights under this Agreement, including to make required court filings. On the expiration or termination of the Agreement, the receiving Party shall promptly return to the disclosing Party all copies, whether in written, electronic, or other form or media, of the disclosing Party's Confidential Information, or destroy all such copies and certify in writing to the disclosing Party that such Confidential Information has been destroyed. Each Party's obligations of non-disclosure with regard to Confidential Information are effective as of the Effective Date and will expire five years from the date first disclosed to the receiving Party; provided, however, with respect to any Confidential Information that constitutes a trade secret (as determined under applicable law), such obligations of non-disclosure will survive the termination or expiration of this Agreement for as long as such Confidential Information remains subject to trade secret protection under applicable law.

5

9. Intellectual Property Ownership. All right, title, and interest in and to the GeoComm Properties and Third-Party Materials, including all Intellectual Property Rights therein, are and will remain, respectively, with GeoComm and the rights holders in the Third-Party Materials. Reseller has no right or license to any GeoComm Properties or Third-Party Materials except as expressly licensed under this Agreement or the applicable third-party license, and subject to the requirements and restrictions set forth in this Agreement. Reseller hereby unconditionally and irrevocably assigns to GeoComm its entire right, title, and interest in and to any intellectual property rights that Reseller may acquire in or relating to any of the GeoComm Properties (including any rights in derivative works or patent improvements relating thereto), whether acquired by operation of law, contract, assignment, or otherwise.

10. GeoComm Limited Warranties and Warranty Disclaimer.

(a) GeoComm warrants that: (i) it has full power and authority to enter into this Agreement and that the execution, delivery and performance by GeoComm of this Agreement will not conflict with or result in any breach of any terms, conditions or provisions of or constitute a default under any other instrument or agreement to which GeoComm is a party; (ii) it will comply with all applicable laws and regulations in the performance of its duties under this Agreement; (iii) it owns, or has a valid license to use, all right, title and interest in and to the GeoComm Properties, including all Intellectual Property Rights and GeoComm Licenses, and warrants that the licenses provided to Reseller in this Agreement will not infringe on the Intellectual Property Rights of any person or entity; and (iv) the GeoComm Products and the GeoComm Licenses will perform materially as described in the Specifications during the Term, so long as the applicable Fee for the GeoComm Services has been paid.

(b) The warranties set forth in Section 10(a)(iv) do not apply and become null and void if Reseller breaches any provision of this Agreement, or if Reseller or any other person provided access to the GeoComm Products by Reseller in violation of this Agreement or if Reseller misuses the GeoComm Products, including any use of the GeoComm Products other than as specified in the Documentation.

(c) If, during the Term, any GeoComm Products fails to comply with the warranty in Section 10(a), and such failure is not excluded from warranty pursuant to Section 10(b), GeoComm shall, subject to Reseller's promptly notifying GeoComm in writing of such failure, at GeoComm’s sole option, either: (i) repair or replace the GeoComm Products, provided that Reseller provides GeoComm with all information GeoComm reasonably requests to resolve the reported failure, including sufficient information to enable GeoComm to recreate such failure; or (ii) refund the remaining balance of any unused Fees related to GeoComm Services, subject to Reseller's ceasing all use of all GeoComm Licenses and GeoComm Products. The remedies set forth in this Section 10(c) are Reseller's sole remedies and GeoComm's sole liability under the limited warranty set forth in Section 10(a).

(d) EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 10(a), ALL GEOCOMM PRODUCTS AND GEOCOMM PROPERTIES ARE PROVIDED “AS IS” AND GEOCOMM HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. GEOCOMM SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 10(a), GEOCOMM MAKES NO WARRANTY OF ANY KIND THAT THE GEOCOMM PRODUCTS AND GEOCOMM PROPERTIES, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET RESELLER'S OR ANY OTHER PERSON'S REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM, OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR- FREE. ANY REPRESENTATIONS AND WARRANTIES OF OR RELATING TO THE SOFTWARE MADE TO END USERS ARE MADE SOLELY UNDER THE TERMS AND CONDITIONS OF THE END USER'S EULA. ALL THIRD PARTY MATERIALS ARE PROVIDED “AS IS” AND ANY REPRESENTATION OR WARRANTY OF OR CONCERNING ANY THIRD PARTY MATERIALS IS STRICTLY BETWEEN RESELLER AND THE THIRD PARTY OWNER OR DISTRIBUTOR OF THE THIRD PARTY MATERIALS. GEOCOMM RESERVES THE RIGHT TO CHANGE THE WARRANTIES TO END USERS PROVIDED IN THE EULA AT ANY TIME WITHOUT PRIOR NOTICE, SUBJECT TO THE TERMS OF THE EULA.

6

(e) Reseller shall not make any warranties, representations, or guarantees on behalf of GeoComm or any warranties or representations regarding the GeoComm Products, its performance, functionality, or specifications, unless otherwise authorized in writing by GeoComm.

11. Reseller Warranties. Reseller represents and warrants that: (i) it has full power and authority to enter into this Agreement and that the execution, delivery and performance by Reseller of this Agreement will not conflict with or result in any breach of any terms, conditions or provisions of or constitute a default under the articles of incorporation or articles of organization of Reseller, or any other instrument or agreement to which Reseller is a party; (ii) it will comply with all applicable laws and regulations in the performance of its duties under this Agreement; and (iii) it owns or is authorized to provide the Reseller Products and all components thereof and warrants that the Reseller Products will not violate the Intellectual Property Rights or contract rights of any third party.

12. Indemnification.

(a) GeoComm Indemnification.

(i) GeoComm shall indemnify, defend, and hold harmless Reseller from and against any and all losses, damages, liabilities, and costs (including reasonable attorneys' fees) (“Losses”) incurred by Reseller resulting from any third-party claim, suit, action, or proceeding (“Third-Party Claim”) that Reseller's exercise of its rights under Section 3 in accordance with the Specifications, Documentation, and this Agreement infringes or misappropriates such third party's US intellectual property rights, provided that Reseller promptly notifies GeoComm in writing of the claim, cooperates with GeoComm, and allows GeoComm sole authority to control the defense and settlement of such claim.

(ii) If such a claim is made or appears possible, Reseller agrees to permit GeoComm, at GeoComm's sole discretion, to (A) modify or replace the Software or Documentation, or component or part thereof, to make it non-infringing, or (B) obtain the right for Reseller to continue use. If GeoComm determines that none of these alternatives is reasonably available, GeoComm may terminate this Agreement, in its entirety or with respect to the affected component or part, effective immediately on written notice to Reseller.

(iii) This Section 12(a) does not apply to the extent that the alleged infringement arises from: (A) use of the GeoComm Products in combination with Reseller Products; (B) use of the GeoComm Products in combination with data, software, hardware, equipment, or technology not provided by GeoComm or authorized by GeoComm in writing; or (C) Third-Party Materials.

(b) Reseller Indemnification. Reseller shall indemnify, defend, and hold harmless GeoComm and its officers, directors, employees, agents, successors, and assigns (each, a “GeoComm Indemnitee”) from and against any and all Losses incurred by the GeoComm Indemnitee resulting from (a) any Third-Party Claim that Reseller Products infringes upon or misappropriates any United States Intellectual Property Rights; (b) Reseller’s failure to comply with applicable laws, rules or regulations, or (c) a breach by Reseller of this Agreement

(c) Sole Remedy. SECTUIB 12(a) SETS FORTH RESELLER'S SOLE REMEDIES AND GEOCOMM'S SOLE LIABILITY AND OBLIGATION FOR ANY ACTUAL, THREATENED, OR ALLEGED CLAIMS THAT THE GEOCOMM PRODUCTS, GEOCOMM PROPERTIES OR DOCUMENTATION INFRINGES, MISAPPROPRIATES, OR OTHERWISE VIOLATES ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

13. Limitations of Liability. IN NO EVENT WILL GEOCOMM BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY: (a) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED, OR PUNITIVE DAMAGES; (b) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES, OR PROFITS; (c) LOSS OF GOODWILL OR REPUTATION; (d) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY, OR RECOVERY OF ANY DATA, OR BREACH OF DATA OR SYSTEM SECURITY; OR (e) COST OF REPLACEMENT GOODS OR SERVICES, IN EACH CASE REGARDLESS OF WHETHER GEOCOMM WAS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE. IN NO EVENT WILL GEOCOMM'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE EXCEED THE TOTAL AMOUNTS PAID TO GEOCOMM UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

7

14. Term and Termination.

(a) Term. The initial term of this Agreement begins on the Effective Date and, unless terminated earlier pursuant to any of the Agreement's express provisions, will continue in effect until three (3) years from such date (the “Initial Term”). This Agreement will automatically renew for additional successive one (1) year terms unless earlier terminated pursuant to this Agreement's express provisions or either Party gives the other Party written notice of non-renewal at least thirty (30) days prior to the expiration of the then-current term (each a “Renewal Term” and together with the Initial Term, the “Term”).

(b) Termination. In addition to any other express termination right set forth in this Agreement:

(i) GeoComm may terminate this Agreement, effective on written notice to Reseller, if Reseller: (A) fails to pay any amount when due hereunder, and such failure continues more than ten (10) days after GeoComm's delivery of written notice thereof; or (B) breaches any of its obligations under Section 3(b) or Section 4;

(ii) either Party may terminate this Agreement, effective on written notice to the other Party, if the other Party materially breaches this Agreement, and such breach: (A) is incapable of cure; or (B) being capable of cure, remains uncured 30 days after the non- breaching Party provides the breaching Party with written notice of such breach;

(iii) either Party may terminate this Agreement, effective immediately upon written notice to the other Party, if the other Party: (A) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (B) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (C) makes or seeks to make a general assignment for the benefit of its creditors; or (D) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(iv) either Party may terminate this Agreement for convenience on ninety (90) days advance written notice to the other Party.

(c) Effect of Expiration or Termination. Upon termination, this Agreement shall remain in full force and effect for the duration of any existing Purchase Order, subject to the terms and conditions of this Agreement. Upon any expiration or termination of this Agreement: (i) all GeoComm Licenses granted to then-existing End Users survive in accordance with their terms; (ii) Reseller shall immediately cease to represent itself as GeoComm's authorized distributor of GeoComm Products; (iii) all licenses granted to Reseller hereunder will also expire or terminate, and (iv) Reseller shall cease all use of Software and other GeoComm Properties, and all copies thereof, in whole and in part, including in any production, marketing, distribution, licensing, sale, maintenance, support, or use of the Integrated Products.

(d) Survival. Any rights or obligations of the Parties in this Agreement which, by their nature, should survive termination or expiration of this Agreement will survive any such termination or expiration, including the rights and obligations set forth in this Section 14(d) and Sections 2, 6(d), 7-13 and 15.

15. Miscellaneous.

(a) Force Majeure. Neither GeoComm nor Reseller shall be responsible or liable for any loss damage occasioned by its inability to perform any of its obligations under this Agreement or any Purchase Order, where such inability was caused by fire, strike, flood, bad weather, explosions, civil or military authority, insurrection or civil disorder, embargoes, pandemic, Government action, delay in or refusal of equipment by any third Party, delay in public transport or other cause which is unavoidable or not in control of GeoComm or Reseller (“Force Majeure”). In the event of a Force Majeure, the Party delayed or unable to perform its obligations shall give immediate notice to the other Party. The Party affected by the other Party’s delay or inability to perform its obligations may elect, at its sole option, to: (a) suspend the Purchase Order for the duration of the Force Majeure, and resume performance once the Force Majeure ceases; (b) terminate the Purchase Order or part thereof as to GeoComm Properties or GeoComm Services not already received or provided; or (c) terminate this Agreement upon thirty (30) days’ written notice to the other Party.

8

(b) Insurance. Reseller agrees to maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law.

(c) Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related Exhibits, constitutes the sole and entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, and representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements made in the body of this Agreement, the related Exhibits, and any other documents incorporated herein by reference, the following order of precedence governs: (i) first, this Agreement, excluding its Exhibits; (ii) second, the Exhibits to this Agreement as of the Effective Date; and (iii) third, any other documents incorporated herein by reference (including any Purchase Order).

(d) Relationship of the Parties. The Parties to this Agreement are independent contractors and nothing in this Agreement will be deemed or construed as creating a joint venture, partnership, agency relationship, franchise, or business opportunity between GeoComm and Reseller. Neither Party, by virtue of this Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party.

(e) Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) must be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the Party giving Notice from time to time in accordance with this Section). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only: (i) upon receipt by the receiving Party, and (ii) if the Party giving the Notice has complied with the requirements of this Section.

(f) Amendment and Modification; Waiver. No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, (i) no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof and (ii) no single or partial exercise of any right, remedy, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(h) Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any jurisdiction other than those of the State of Minnesota. Any legal suit, action, or proceeding arising out of, or related to, this Agreement or the licenses granted hereunder will be instituted exclusively in the federal courts of the United States or the courts of the State of Minnesota, in each case located in the city of Minneapolis and Hennepin County, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

(i) Assignment. Reseller may not assign or transfer any of its rights or delegate any of its obligations hereunder, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the prior written consent of GeoComm. Any purported assignment, transfer, or delegation in violation of this Section is null and void. No assignment, transfer, or delegation will relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns.

(j) Equitable Relief. Each Party acknowledges and agrees that a breach or threatened breach by such Party of any of its obligations under Section 7or, in the case of Reseller, Section 3(b), would cause the other Party irreparable harm for which monetary damages would not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other Party will be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity, or otherwise.

(k) Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed the same agreement.

9

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

GEOCOMM	RESELLER

Geo-Comm, Inc.	Maptelligent, Inc

By: /s/ Heather Hoskins	By: /s/ Joseph Cosio-Barron
Name: Heather Hoskins	Name: Joseph Cosio-Barron
Title: CFO	Title: CEO

10

EXHIBIT A

GeoComm Products and Reseller Products

Capitalized terms used but not defined in this Exhibit A have the meaning given to those terms in the Agreement.

Description of GeoComm Products

A.1 GeoComm Maps Standard

GeoComm Maps is a cloud-based common operating platform that consolidates various sources of data from local GIS, 9-1-1 and, trusted third-party data sources onto a single mapping platform accessible from anywhere at any time. In addition, GeoComm Maps offers the additional benefit of being a cloud-native application which means it was designed and deployed specifically for public safety in a cloud environment. This delivers a single map display and a shared common operating picture within and between agencies and subscribers, improving situational awareness and emergency response.

The application uses locally authoritative GIS data from authoritative sources, allowing the mapping application to provide a true common operating picture (COP) which enhances overall incident awareness, response, and management. In addition, GeoComm Maps:

•	Offers a secure and reliable platform built to meet industry standards

•	Maps and displays traditional landline, VoIP, and wireless 9-1-1 calls

•	Integrates and maps text-to-9-1-1 SMS calls

•	Display links to indoor maps from building floorplans

GeoComm Maps has a user interface (UI) designed specifically for aiding staff engaged in 9-1-1 call taking and incident response by providing contextual information on the display with the most accurate map data. The user UI has a simple and intuitive look and feel, as depicted in the image below.

11

GeoComm Maps includes the following features:

Base	Standard
Search – addresses, intersection, coordinates, and places	All Base capabilities
9-1-1 call plotting	Customer GIS data powered by GeoComm Web GIS Services
Esri content
Map tools

The following features will be available in an upcoming GeoComm Maps release:

Base	Standard
User administration and reporting	All Base capabilities
Collaboration tools (markups and saved places)	Floor picker with GeoComm Indoor Maps
Esri content
Map tools

Pictometry integration

Customer General Project Responsibilities

It is requested that the following general project support be provided: Provide end user full names and email addresses

Workstation Requirements

12

Provide client workstation hardware meeting the following anticipated specifications. Note that as a web-based application, the application does not require dedicated workstations.

System Component	Hardware and Software Requirements
CPU	2.5 GHz dual core or higher
RAM	8 GB RAM or more
Display	17” or 21” monitor, 1280x1024 or higher, 24- or 32-bit color depth
Video card	512 MB discrete memory video card with OpenGL 2.0 support
Operating system	Windows 10 Enterprise (64 bit)
Network card	1 Gbps
Remote access	High-speed Internet connection 5 Mbps
Internet browser	Latest stable version of Google Chrome

Note: Some antivirus software can cause sporadic issues with the map fully rendering on the screen, which is observed by the user as blank squares. Please contact your system administrator for more information.

Environmental Dependencies

Provide the following environmental dependencies within the network:

•	Required bandwidth (preferably redundant and monitored)

•	DNS

•	Monitoring (SNMP)

•	Switches and cabling

•	Firewalls

•	Proxy

•	Connection to Ubuntu repositories

•	Connection to GeoComm repositories

13

A.2 GeoComm Indoor Maps

GeoComm Indoor Maps as a Service is a service to consume customer building floor plans (blueprintsand PDFs) and transform their plans into geographic features.

Further description and pricing will be provided at a later date.

Description of Reseller Products

Maptellitigent, Inc intends to resell GeoComm Maps (as defined above) as a SaaS Map Display offering through Maptelligent.com into the physical security and facility management market to provide customers with the ability to visualize building floor plans and site assets on GeoComm Maps.

•	MaptViewer (powered by GeoComm) is a hosted map display service providing the ability of viewing building floor plans, building attributes, assets, etc associated with the customer’s facility.

•

Maptelligent customers will have the ability of electronically submitting building floor plan blueprints in a format acceptable to GeoComm to be processed into geographic data and rendered viewable via MaptViewer. . See Standard Operating Procedures Exhibit

Maptelligent, Inc. intends to extend the value of GeoComm Maps into the physical security and facility management market by providing geospatial applications designed to provide public safety, law enforcement and fire/rescue, customers and facility owners to add customer specific features.

•

MaptPlanner (name subject to change) is a mobile application operating on iOS, Android, Samsung, Microsoft platforms for law enforcement and fire departments to construct emergency response pre- planning pertaining to the physical structures associated with Maptelligent customer building data contained within GeoComm Maps.

•

MaptManager (name subject to change) is a mobile application operating on iOS, Android, Samsung, Microsoft platforms for facilitate managers to track and manage critical information associated with maintaining building operations, safety, and security. The app provides maintenance engineers to the ability to identify, track, locate, and analyze building assets, labor, and material costs. The app provides the ability to integrate into Facility Management software that is readily available on the market through a published API using FM industry standards.

•	MaptContent (name subject to change) is a cloud storage solution to warehouse content and data collected by Maptelligent customers using MaptPlanner and MaptManager.

14